                                 SCHEDULE 14A
                                (RULE 14A-101)
                           INFORMATION REQUIRED IN
                   PROXY STATEMENT SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement.         [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6(E)(2)).
[_]  Definitive proxy statement.

[_]  Definitive additional materials.

[X]  Soliciting material under Rule 14a-12.

                            ACORN INVESTMENT TRUST
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             Shareholder Services
                               Acquisition Q & A


What is this transaction all about?

Liberty Financial Companies (LFC) has entered into a definitive agreement to acquire Wanger Asset Management, L.P., (WAM) the investment adviser to the Acorn Funds, not the Funds themselves. The same investment professionals will continue to manage the Acorn Funds as employees of a new LFC operating company.

How will the transaction affect me as an Acorn shareholder?

 . The investment objective and portfolio manager of your Fund will not change; . The advisory fees charged by your Fund will not change;
 . Solely as the result of the transaction, the number and value of your Fund shares will not change and you will continue to receive the same high-quality investment management services.

Who is LFC?

LFC is an asset accumulation and management organization. It offers a broad array of brand-name financial products through multiple distribution channels via its highly regarded operating companies. The operating companies include Colonial Management Associates, Crabbe Huson, Independent Financial Marketing Group, Keyport Life Insurance Company, Liberty Funds Group, Newport Pacific Management, Progress Investment Management and Stein Roe & Farnham. LFC manages more than $67 billion of assets on behalf of 1.7 million investors worldwide.

Why did WAM decide to sell?

WAM looked for strategic alternatives that would:
 .  Address succession challenges surrounding the eventual retirement of Ralph
   Wanger;
 .  Address challenges relating to distribution of shares of the Acorn Funds in a rapidly evolving market;
 .  Provide management support to WAM, which has grown substantially in recent years; and,
 .  Provide a broader range of investment products to investors in the Acorn
   Funds.

Why did WAM select LFC?

WAM wanted a partner that provides substantial strategic benefits with:
 .  An understanding of the asset management business;
 .  Distribution strength;
 .  Operational and strategic management expertise and;

 .  Product breadth

Why did LFC buy WAM?

Looking to grow its investment expertise, it's the Funds' understanding that LFC believes WAM's small-cap and international discipline and historically strong performing mutual funds are an ideal complement to its current product line.

As a shareholder, what do I get out of this?

You will continue to receive the same high-quality investment management services that you have come to expect from the Acorn Funds. Additionally, WAM is excited about the prospect of enhancing the quality investment products and services it offers you.

How will WAM be integrated into LFC?

WAM will be an operating subsidiary of LFC. The investment objective and investment management team of each of the Acorn Funds will remain the same.

Will this change the management of my funds?

No. This transaction will not result in a change in the portfolio manager(s) of your Fund. The Funds' current portfolio managers will continue to manage the Funds following the same investment strategies and objectives currently in place. Each of the principals, some of who are also fund managers, and Ralph Wanger, has signed employment contracts through December 31, 2005.

Will I have access to other LFC products?

Yes. The Funds anticipate that Acorn shareholders will have exchange privileges with the other intermediary distributed LFC funds without a sales charge. Some of those funds, however, pay 12b-1 distribution and service fees.

Will Acorn remain headquartered in Chicago?

Yes.

Will I be able to continue to purchase shares without a sales charge?

As an existing Fund shareholder, you will continue to be able to purchase shares of any Acorn Fund without a sales charge.

Will WAM be renamed?

After the close of the merger, WAM would become a wholly owned subsidiary of LFC and would thereafter operate under the name Liberty Wanger Asset Management, L.P. (Liberty WAM). Liberty WAM will continue to be headquartered in Chicago and Ralph Wanger would continue to act as president.

Will I be asked to vote on the transaction?

Completion of the merger transaction (which is conditioned upon the satisfaction of certain provisions set forth in the definitive merger agreement) will cause the current Acorn Funds investment advisory agreement to automatically terminate. If the trustees approve the proposed investment advisory agreement between Acorn Investment Trust and Liberty WAM, shareholders will receive a proxy statement asking them to vote on, among other things, the approval of the proposed agreement to take effect upon the completion of the transaction.

________________
Note: Acorn Investment Trust advises you to read the proxy statement for its upcoming Special Meeting of Shareholders when the proxy becomes available because it will contain important information. You can get the proxy statement (when it is available) and any other relevant documents, for free at the SEC's website (http://www.sec.gov). You can also get the information for free from Acorn by writing to the Funds at 227 W. Monroe St., Suite 3000, Chicago, IL 60606 or by telephone at 1-800-9-ACORN-9.

Acorn Investment Trust and its board of trustees are participants in the solicitation of proxies in connection with the Special Meeting. Liberty Financial Companies, Inc., by virtue of certain provisions contained in the agreement relating to the acquisition of Wanger Asset Management, L.P. ("WAM"), also may be deemed to be a participant in the solicitation of proxies. The trustees of Acorn Investment Trust are Irving B. Harris, Ralph Wanger, James H. Lorie, Leo A. Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Charles P. McQuaid, Roger S. Meier, Alan B. Muchin, Robert E. Nason and Katherine Schipper. Mr. Wanger and Mr. McQuaid are interested persons of Acorn Investment Trust and WAM. The trustees beneficially own in the aggregate approximately 0.56%, 0.71%, 2.78%, 3.20% and 2.18%, respectively of each of Acorn Fund, Acorn International, Acorn USA, Acorn Twenty and Acorn Foreign Forty. Liberty Financial Companies, Inc., does not own shares of the Funds.


If you receive additional questions or think of questions not covered by this Q & A, please call Marilyn Morrison.